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                                                                    EXHIBIT 10.1

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


     This ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into on July 8, 1998 (the "Closing Date"), by and among ELEKTA AB
(publ), a Swedish corporation ("Seller") and NITINOL MEDICAL TECHNOLOGIES, INC., a Delaware corporation ("Buyer").

                                   RECITALS:

     WHEREAS, Seller and Buyer have entered into that certain Purchase Agreement dated as of May 8, 1998 (the "Purchase Agreement"), providing for, among other things, the sale by the Seller and its Affiliates, and the purchase by Buyer, of certain assets of the Seller and its Affiliates constituting the Business;

     WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the obligation of the other parties hereto to consummate the transactions contemplated by the Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises, representations, warranties and covenants set forth herein, the parties hereto hereby agree as follows:

     1.   Defined Terms. Capitalized terms used in this Agreement and not
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otherwise defined herein are used herein as defined in the Purchase Agreement.

     2.   Assignment of Contracts. Seller and the Companies hereby convey and
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assign to the Buyer, its successors and assigns, all of their title, rights and interests in and to the contracts listed on Exhibit 3.9 of the Purchase Agreement (the "Assigned Contracts").

     3.   Assumption of Assigned Contracts. Buyer hereby undertakes, assumes and
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agrees, subject to the limitations contained herein, to perform, pay or discharge when due those liabilities of the Seller and its Affiliates under the Assigned Contracts.

     4.   Contested Liabilities. Nothing contained herein shall require Buyer to
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perform, pay or discharge any debts, liabilities or obligations assumed hereby so long as Buyer shall in good faith contest or cause to be contested and amount or validity thereof.

     5.   Indemnification. Nothing contained herein shall reduce or otherwise
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affect Buyer's rights to be indemnified by the Seller in accordance with the terms of the Purchase Agreement.

     6.   Consequences of Absence of Consent. Nothing in this Agreement shall be
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deemed to constitute or require an assignment or an attempt to assign any contract or other agreement with any third party if the attempted assignment thereof without the consent of any such third party would constitute a breach thereof or adversely affect in any way the rights of

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Seller and Buyer thereunder. If any such consent has not been obtained at or prior to the Closing Date, or the attempted assignment of such contract or agreement without such consent would have an adverse effect on such rights or Buyer would not in fact receive such rights, Seller shall cooperate with Buyer, at Buyer's expense, in any reasonable arrangement designed to provide for Buyer the benefits thereunder, including enforcing for the benefit of Buyer any or all rights of Seller (or any of its Affiliates) against any such third party arising out of the breach or cancellation thereof by any such third party or otherwise.

     7.   AFFILIATE INVOLVEMENT. It is understood that both Seller and Buyer
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conduct parts of their respective businesses through and in conjunction with
Affiliates and are likely to do so in the future. In this Agreement, references to Affiliates are made in certain provisions for the sake of clarity, but some repeated references have been avoided because the terms "Seller" and "Buyer" are intended to encompass the Affiliates of each insofar as that is necessary to give full effect to the rights and obligations of the parties hereunder and to prevent results which are anomalous in the context of the transactions contemplated hereby. The covenant or agreement of a party to do or not to do a thing is also such party's covenant or agreement to cause its relevant Affiliates to do or not to do that thing. A covenant, agreement, representation or warranty for the benefit of a party is also for the benefit of such party's relevant Affiliates. The act, omission or knowledge of a party's relevant Affiliate is attributed to the party. Damages suffered by a relevant Affiliate of a party are also suffered by the party.

     8.   DISPUTE RESOLUTION
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          8.1  OBJECTIVE. This Agreement will be implemented by the parties and
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their Affiliates in more than one jurisdiction. The negotiations of the parties have focused primarily on the ordinary meaning of the provisions of this Agreement and not on the legal effects those provisions might have under the laws of a particular jurisdiction. One of the purposes of this Section is to minimize the possibility of an unexpected reordering of agreed rights and obligations.

          8.2  NO AFFILIATE ACTIONS. Neither party shall permit any of its
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Affiliates to initiate or participate in any legal proceeding in connection with any controversy or claim arising out of or relating to this Agreement or the transactions contemplated hereby; rather, Buyer and Seller shall settle all such controversies or claims on behalf of their Affiliates by arbitration conducted by the parties in accordance with this Section. Buyer and Seller shall cause their Affiliates to comply with any award rendered in an arbitration proceeding pursuant hereto.

          8.3  ARBITRATION. Any controversy or claim arising out of or relating
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to this Agreement or the transactions contemplated hereby shall be determined by arbitration in accordance with the Rules of Arbitration of the London Court of Arbitration, and judgment upon the award rendered by the arbitral tribunal may be entered in any court having jurisdiction thereof. The place of arbitration shall be London, England, and the language of the arbitration shall be English. The arbitral tribunal shall apply the substantive laws of the State of Georgia without regard to the conflicts of laws principles of the State of Georgia.

          8.4  GOVERNING LAW. This Agreement shall be governed by and
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interpreted in accordance with the laws of the State of Georgia.

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     9.   Conflict. If there is any conflict between the terms of this Agreement
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and the Purchase Agreement, the terms of the Purchase Agreement shall prevail.
Nothing contained in this Agreement shall be deemed to amend any provision of the Purchase Agreement.

     IN WITNESS WHEREOF, Buyer and Seller have each caused this Agreement to be duly executed in its corporate name by a duly authorized representative as of the date first above written.

                                        SELLER:

                                        ELEKTA AB (PUBL)

                                        By: /s/ Jonas Serlachius
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                                        Title: Attorney-in-Fact
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                                        BUYER:

                                        NITINOL MEDICAL TECHNOLOGIES, INC.

                                        By: /s/ Thomas M. Tully
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                                        Title:  CEO
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